UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  December 23, 2010

Commission file number 2-82985 AMERICAN GENERAL FINANCE, INC.
(Exact name of registrant as specified in its charter)
Indiana	35-1313922
(State of Incorporation)	(I.R.S. Employer Identification No.)
601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2010, the Board of Directors of American General Finance, Inc. (“AGFI”) adopted an Excess Retirement Income Plan (“Retirement Plan”), and assumed a Supplemental Executive Retirement Agreement (“SERA”), for certain employees.  The Retirement Plan is effective January 1, 2011.  The SERA is effective retroactive to November 30, 2010.

American International Group, Inc. (“AIG”) previously maintained a substantially similar excess retirement income plan and supplemental executive retirement agreement for AGFI participants prior to the November 30, 2010 acquisition by FCFI Acquisition LLC of 80% of the outstanding shares of AGF Holding Inc., the sole stockholder of AGFI, from AIG Capital Corporation, a wholly-owned subsidiary of AIG.

Frederick W. Geissinger, the Chief Executive Officer of AGFI, participates in the Retirement Plan and has a benefit under the SERA.  Donald R. Breivogel, Jr., the Chief Financial Officer of AGFI, participates in the Retirement Plan.  In addition, Robert A. Cole, Senior Vice President of AGFI, Kevin J. Small, Senior Vice President of AGFI, and George D. Roach, Senior Director of Operations of AGFI and President of Wilmington Finance, Inc. (a subsidiary of AGFI), each of whom would have been considered a “named executive officer” of AGFI under Item 402 of Regulation S-K with respect to the fiscal year ended December 31, 2009, are participants in the Retirement Plan.

Pension Benefits

AGFI maintains tax-qualified and nonqualified defined benefit (pension) plans that provide retirement benefits for employees whose length of service allows them to vest in and receive those benefits. Employees of AGFI and its subsidiaries who are citizens of the United States or non-citizens working in the United States are covered under an AGFI Retirement Plan (the “Tax Qualified Plan”), a U.S. tax-qualified defined benefit retirement plan. Participants in the Tax Qualified Plan whose formula benefit under that plan is restricted from being fully paid due to IRS limits on compensation and benefits are eligible to participate in the Retirement Plan.  Also, the SERA, which was frozen following the acquisition of American General Corporation (AGFI’s former parent company) on August 29, 2001 by AIG, is available to Mr. Geissinger.  The Tax Qualified Plan, the Retirement Plan and the SERA are collectively referred to herein as the “retirement plans.”

Participants in the retirement plans receive the Tax Qualified Plan benefit and, to the extent described above, the Retirement Plan benefit; and in the case of Mr. Geissinger, any amount of the SERA benefit in excess of the Tax Qualified Plan benefit, the Retirement Plan benefit and his Social Security benefit.

Normal Retirement Benefits.  The Retirement Plan provides a benefit equal to the portion of the benefit that is not permitted to be paid from the Tax Qualified Plan due to IRS limits on compensation and benefits. The Tax Qualified Plan and Retirement Plan formula ranges from 0.925 percent to 1.425 percent times average final compensation for each year of credited service accrued since April 1, 1985 up to 44 years and 1.25 percent to 1.75 percent times average final compensation for each year of credited service accrued prior to April 1, 1985, up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

For purposes of the Retirement Plan, average final compensation is the average annual pensionable salary of a participant during those three consecutive years in the last 10 years of credited service that afford the highest such average, divided by 12.

With respect to retirement upon or after age 62, the SERA provides a benefit equal to 67.2 percent of the participant’s final average compensation multiplied by a fraction equal to the participant’s years of service, not in excess of 28 years, divided by 28, and reduced in total by the monthly benefits payable from the Retirement Plan, the Tax Qualified Plan, Social Security, and any predecessor plan.

For purposes of the SERA, final average compensation is the sum (divided by 3) of base salary and certain incentive payments received with respect to the 3 calendar years (whether or not consecutive) ending within the last 60 months of August 31, 2004 which produce the highest total of such base salary and incentive payments.

Early retirement benefits. Each of the retirement plans provides for reduced early retirement benefits. These benefits are available to participants in the Tax Qualified Plan who have reached age 55 and have 10 or more years of credited service. The Retirement Plan provides reduced early retirement benefits to participants (i) who have reached age 60 with five or more years of credited service, or (ii) unless the committee overseeing the plan determines otherwise, who have reached age 55 with 10 or more years of credited service. The SERA provides reduced early retirement benefits beginning at age 55 and 10 completed years of service.

For early retirement, participants in the Tax Qualified Plan and the Retirement Plan will receive the plan formula benefit projected to normal retirement at age 65 (using average final compensation as of the date of early retirement), but prorated based on years of actual service, then reduced by 3, 4 or 5 percent (depending on age and years of service at retirement) for each year that retirement precedes age 65.  Participants in the Tax Qualified Plan with at least 10 years of continuous service with AGFI or a participating subsidiary have a vested reduced retirement allowance pursuant to which, in the case of termination of employment prior to reaching age 55, such participants may elect to receive a reduced early retirement benefit commencing at any date between age 55 and age 65. Participants in the retirement plans, with the exception of the SERA, may not choose to receive a lump sum payment upon normal or early retirement.

Death and disability benefits. Each of the retirement plans also provides for death and disability benefits.  The Tax Qualified Plan and the Retirement Plan generally provide a death benefit to active participants who die before age 65 equal to 50 percent of the benefit the participant would have received if he had terminated employment on his date of death, survived until his earliest retirement date and elected a 50 percent joint and survivor annuity.

Under the SERA, if the participant dies (i) while employed, (ii) after the attainment of age 55, (iii) with at least 10 years of credited service to AGFI or a participating subsidiary, and (iv) prior to the commencement of the payment of the benefit, the participant’s surviving spouse shall receive for the lifetime of such spouse an annual benefit equal to the two-thirds survivor annuity the participant’s spouse would have received had the participant retired on the day before the participant’s death, deeming the participant to have elected a joint and survivor annuity payable immediately at a reduced amount with a two-thirds survivor annuity.

Under the Tax Qualified Plan and the Retirement Plan, participants continue to accrue credited service while receiving payments under AGFI’s long-term disability plan or during periods of unpaid medical leave before reaching age 65 if they have at least 10 years of service when they become disabled. Participants who have less than 10 years of credited service when they become disabled continue to accrue credited service for a maximum of three additional years. Under the SERA, participants do not continue to accrue credited service during that time because of the frozen status of this agreement.

As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Retirement Plan and the SERA is reduced by amounts payable under the Tax Qualified Plan, and the participant in the SERA and the Retirement Plan may receive the formula benefit from the SERA only to the extent that it exceeds the benefit payable from the Retirement Plan and the Tax Qualified Plan.

The above summaries of the Retirement Plan and the SERA are qualified in their entirety by reference to the full text of those documents, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1  Excess Retirement Income Plan

Exhibit 10.2  Supplemental Executive Retirement Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN GENERAL FINANCE, INC.
(Registrant)
Date:	December 30, 2010	By	/s/	Donald R. Breivogel, Jr.
Donald R. Breivogel, Jr.
Senior Vice President and Chief Financial Officer